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                                                                   EXHIBIT 10.14


                              CONSULTING AGREEMENT

       This Agreement is entered into as of the 1st day of April, 1997, by and between Continental Natural Gas, Inc., an Oklahoma corporation ("Continental") and Adams Affiliates, Inc. ("Consultant").

                                    RECITALS

       A. Consultant has retained personnel with specialized tax, accounting and business expertise. From time to time, Continental desires to seek advice from Consultant with respect to such matters.

       B. Continental desires to retain the services of Consultant and Consultant desires to serve and perform such duties at such times and places and upon such terms and conditions as hereinafter provided.

                             STATEMENT OF AGREEMENT

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration this day paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, Continental and Consultant agree as follows:

       1. Engagement. Continental hereby engages Consultant to render business consulting services to Continental on an "as needed" basis and Consultant agrees to provide such services to Continental. Such consulting services shall be rendered by such employees or agents of Consultant as Consultant may designate from time to time.

       2. Term. The term of this Agreement shall begin as of the date hereof and shall terminate on March 31, 1998; provided, however, that the term of this Agreement shall be automatically renewed for month to month thereafter unless either party has given written notice to the other party not less than thirty (30) days prior to expiration of the initial term of this Agreement or any extension thereof.

       3. Compensation. As compensation to Consultant, Continental shall pay Consultant the sum of $20,000 per calendar month, payable on the first day of each month commencing on April 1, 1997.

       4. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and shall be deemed to have been given if personally delivered or if deposited in the United States mail, by certified mail, with proper postage prepaid thereon, addressed as follows:





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       If to Continental:     Continental Natural Gas, Inc.
                              1412 South Boston, Suite 500
                              Tulsa, Oklahoma 74119
                              Attn:  Garry D. Smith, Vice President

       If to Consultant:      Adams Affiliates, Inc.
                              1412 S. Boston, Suite 550
                              Tulsa, Oklahoma 74119
                              Attn:  H. Ric Hedges, President

or to such other address as either party may hereafter advise the other by notice given in accordance with the provisions hereof.

       5. Waiver of Breach. The waiver by Continental of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach by Consultant.

       6. Assignment. Continental may assign this Agreement to any successor in interest of Continental's business. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Continental and Consultant; provided, however, that Consultant may not assign this Agreement without the prior written consent of Continental.

       7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

       8. Governing Law. This Agreement shall be construed in accordance with, and the rights and duties of the parties hereto shall be governed by, the internal laws of the State of Oklahoma. The parties hereto irrevocably and unconditionally consent to and submit themselves to the exclusive jurisdiction of the courts of the State of Oklahoma located in Tulsa County, Oklahoma and the courts of the United States of America located in the Northern District of Oklahoma (collectively, the "Agreed Courts") with respect to any actions, suits or proceedings arising out of or in connection with this Agreement and the transactions contemplated hereby and the parties hereto agree not to commence any action, suit or proceeding relating thereto except in such Agreed Courts. The parties hereto further agree that service of any process, summons, notice, or documents in accordance with paragraph 4 hereof shall be effective service of process for any action, suit or proceeding brought. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Agreed Courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim that any such action, suit or proceeding brought in any of the Agreed Courts has been brought in an inconvenient forum.





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       9.     Entire Agreement.  This instrument contains the entire Agreement of the parties pertaining to Consultant's employment by Continental, superseding all other agreements, whether oral or written, express or implied. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

       10. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

       11. Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

       IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above set forth.




                                           CONTINENTAL NATURAL GAS, INC.



                                       By /s/ GARRY D. SMITH
                                          -------------------------------------
                                           Garry D. Smith, Vice President

                                                         "Continental"



                                           ADAMS AFFILIATES, INC.



                                       By /s/ H. RIC HEDGES
                                          -------------------------------------
                                           H. Ric Hedges, President

                                                         "Consultant"





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